Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Fourth Quarter 2017

Important Disclosures About This Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC®,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. “CPA® REITs” means Corporate Property Associates 17 – Global Incorporated, or CPA:17 – Global, and Corporate Property Associates 18 – Global Incorporated, or CPA:18 – Global. “CWI® REITs” means Carey Watermark Investors Incorporated, or CWI 1, and Carey Watermark Investors 2 Incorporated, or CWI 2. “Managed REITs” means the CPA REITs and the CWI REITs. “Managed Programs” means the Managed REITs and Carey European Student Housing Fund I, L.P., or CESH I. “CCIF” means Carey Credit Income Fund (now known as Guggenheim Credit Income Fund), which was included in the Managed Programs prior to our resignation as its advisor during the third quarter of 2017. “U.S.” means United States. “AUM” means assets under management.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including funds from operations, or FFO; adjusted funds from operations, or AFFO; earnings before interest, taxes, depreciation and amortization, or EBITDA; adjusted EBITDA; pro rata cash net operating income, or pro rata cash NOI; and normalized pro rata cash NOI. A description of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures, as well as a description of other metrics presented, are provided within the Appendix to this supplemental package. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc., or NAREIT, an industry trade group.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Fourth Quarter 2017

W. P. Carey Inc.
Overview – Fourth Quarter 2017

Summary Metrics
As of or for the three months ended December 31, 2017.

Financial Results
			Segment
			Owned Real Estate	Investment Management	Total
Revenues, excluding reimbursable costs – consolidated ($'000)			$162,251	$23,071	$185,322
Net income attributable to W. P. Carey ($'000)			54,149	21,060	75,209
Net income attributable to W. P. Carey per diluted share			0.50	0.19	0.69
Normalized pro rata cash NOI from real estate ($'000) (a) (b)			165,931	N/A	165,931
Adjusted EBITDA ($'000) (a) (b)			157,744	32,160	189,904
AFFO attributable to W. P. Carey ($'000) (a) (b)			111,336	30,726	142,062
AFFO attributable to W. P. Carey per diluted share (a) (b)			1.03	0.28	1.31

Distributions declared per share – fourth quarter					1.01
Distributions declared per share – fourth quarter annualized					4.04
Dividend yield – annualized, based on quarter end share price of $68.90					5.9%
Dividend payout ratio – for the year ended December 31, 2017 (c)					75.7%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $68.90 ($'000)					$7,366,968
Pro rata net debt ($'000) (d)					4,150,197
Enterprise value ($'000)					11,517,165

Total capitalization ($'000) (e)					11,679,477

Total consolidated debt ($'000)					4,265,267
Gross assets ($'000) (f)					8,861,364
Liquidity ($'000) (g)					1,445,435

Pro rata net debt to enterprise value (b)					36.0%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)					5.5x
Total consolidated debt to gross assets					48.1%

Weighted-average interest rate (b)					3.4%
Weighted-average debt maturity (years) (b)					5.4

Moody's Investors Service – corporate rating					Baa2 (stable)
Standard & Poor's Ratings Services – issuer rating					BBB (stable)

Owned Real Estate Portfolio (Pro Rata)
Number of net-leased properties					887
Number of operating properties					2
Number of tenants – net-leased properties					210

ABR from Investment Grade tenants as a % of total ABR – net-leased properties (h)					27.2%

Net-leased properties – square footage (millions)					84.9

Occupancy – net-leased properties					99.8%
Weighted-average lease term (years)					9.6

Acquisitions and completed capital projects – fourth quarter ($'000)					$32,267
Dispositions – fourth quarter ($'000)					59,067

Managed Programs	CPA:17 – Global	CPA:18 – Global	CWI REITs	CESH I	Total
AUM ($'000) (i)	$5,702,445	$2,387,349	$4,880,132	$155,126	$13,125,052
Acquisitions – fourth quarter ($'000)	52,571	94,586	—	—	147,157
Dispositions – fourth quarter ($'000)	—	64,847	85,500	—	150,347
________

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – Fourth Quarter 2017

(a)
Normalized pro rata cash NOI, Adjusted EBITDA and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents distributions declared per share divided by AFFO per diluted share on a year-to-date basis.

(d)	Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Terms and Definitions section in the Appendix for a description of pro rata.

(e)	Represents equity market capitalization plus total pro rata debt outstanding. See the Terms and Definitions section in the Appendix for a description of pro rata.

(f)
Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease and other intangible assets of $423.5 million and above-market rent intangible assets of $276.1 million.

(g)	Represents availability on our Senior Unsecured Credit Facility plus consolidated cash and cash equivalents.

(h)
Percentage of portfolio is based on ABR, as of December 31, 2017. Includes tenants or guarantors with investment grade ratings (19.2%) and subsidiaries of non-guarantor parent companies with investment grade ratings (8.0%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Terms and Definitions section in the Appendix for a description of ABR.

(i)	Represents estimated value of real estate assets plus cash and cash equivalents, less distributions payable for the Managed REITs and fair value of investments plus cash for CESH I.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Fourth Quarter 2017

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Owned Real Estate	Three Months Ended Dec. 31, 2017	Annualized
Normalized pro rata cash NOI (a) (b)	$165,931	$663,724

Investment Management	Three Months Ended Dec. 31, 2017	Twelve Months Ended Dec. 31, 2017
Adjusted EBITDA (a) (b) (c)	$32,160	$118,657
Selected Components of Adjusted EBITDA:
Asset management revenue (d)	16,854	70,125
Structuring revenue (d)	6,217	34,198
Operating partnership interests in real estate cash flow of Managed REITs (c) (e)	12,564	45,101
Back-end fees and interests associated with the Managed Programs	See the Summary of Back-End Fees for / Interests in the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Dec. 31, 2017
Assets
Book value of real estate excluded from NOI (f)		$40,560
Cash and cash equivalents		162,312
Due from affiliates		105,308
Other assets, net:
Straight-line rent adjustments		$71,955
Restricted cash, including escrow		47,364
Deferred charges		44,370
Investment in CCIF (g)		23,329
Securities and derivatives		22,186
Accounts receivable		17,770
Other intangible assets, net		14,361
Taxes receivable		11,137
Note receivable		9,971
Prepaid expenses		8,137
Leasehold improvements, furniture and fixtures		3,859
Other		211
Total other assets, net		$274,650

Liabilities
Total pro rata debt outstanding (b)		$4,312,509
Distributions payable		109,766
Deferred income taxes		67,009
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$101,615
Prepaid and deferred rents		79,483
Tenant security deposits		29,050
Accrued taxes payable		28,861
Securities and derivatives		7,913
Straight-line rent adjustments		2,230
Other		13,901
Total accounts payable, accrued expenses and other liabilities		$263,053

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – Fourth Quarter 2017

Other	Number of Shares / Units Owned	NAV / Offering Price Per Share		Implied Value
	A	B		A x B
Ownership in Managed Programs: (h)
CPA:17 – Global (4.2% ownership)	14,647,412	$10.11	(i)	$148,085
CPA:18 – Global (2.5% ownership)	3,616,657	8.36	(j)	30,235
CWI 1 (2.1% ownership)	2,920,268	10.80	(k)	31,539
CWI 2 (1.8% ownership)	1,560,648	10.74	(l)	16,761
CESH I (2.4% ownership)	3,492	1,000.00	(m)	3,492
				$230,112
________

(a)
Normalized pro rata cash NOI and Adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)
In connection with our decision to exit non-traded retail fundraising activities, which we announced in June 2017, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed Programs is now recognized within our Investment Management segment. Earnings from our investment in CCIF continue to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

(d)
Amounts are gross of fees paid to the respective subadvisors of CWI 1, CWI 2, CPA:18 – Global (for multi-family properties) and CCIF (prior to our resignation as the advisor to CCIF in the third quarter of 2017).

(e)
We are entitled to receive distributions of our share of earnings up to 10% of the Available Cash of each of the Managed REITs, as defined in their respective operating partnership agreements. Pursuant to the terms of their subadvisory agreements, however, 20% of the distributions of Available Cash we receive from CWI 1 and 25% of the distributions of Available Cash we receive from CWI 2 are paid to their respective subadvisors. Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

(f)	Represents the value of real estate not included in net operating income, such as vacant assets and in-progress build-to-suit properties.

(g)
In August 2017, we resigned as the advisor to CCIF, effective as of September 11, 2017. As such, we reclassified our investment in CCIF from Equity investments in the Managed Programs and real estate to Other assets, net in our consolidated balance sheets, since we no longer share decision-making responsibilities with the third-party investment partner.

(h)	Separate from operating partnership interests and our interests in unconsolidated real estate joint ventures with our affiliate, CPA:17 – Global.

(i)
The estimated net asset value per share, or NAV, for CPA:17 – Global was determined as of December 31, 2016. We calculated CPA:17 – Global’s NAV by relying in part on an estimate of the fair market value of CPA:17 – Global’s real estate portfolio and debt provided by third parties, adjusted to give effect to the estimated fair value of mortgage loans encumbering its assets (also provided by a third party) as well as other adjustments.

(j)
We own shares of CPA:18 – Global’s Class A common stock. The quarterly NAV for CPA:18 – Global’s Class A common stock was determined as of September 30, 2017. We calculated the quarterly NAV for CPA:18 – Global’s Class A common stock by relying in part on an estimate of the fair market value of approximately 25% of CPA:18 – Global’s real estate portfolio and debt provided by third parties, adjusted to give effect to the estimated fair value of mortgage loans encumbering its assets (also provided by a third party), as well as other adjustments.

(k)
The NAV for CWI 1 was based on shares of common stock outstanding at December 31, 2016. We calculated CWI 1’s NAV relying in part on appraisals of the fair market value of CWI 1’s real estate portfolio and mortgage debt provided by third parties. The net amount was then adjusted for estimated disposition costs (including estimates of expenses, commissions and fees payable to us) and CWI 1’s other net assets and liabilities at the same date.

(l)
We own shares of CWI 2’s Class A common stock. The NAV for CWI 2’s Class A common stock was determined as of December 31, 2016. We calculated the NAV for CWI 2’s Class A common stock by relying in part on an appraisal of the fair market value of CWI 2’s real estate portfolio and estimates of the fair market value of CWI 2’s mortgage debt at December 31, 2016. The net amount was then adjusted for other net assets and liabilities and our interest in disposition proceeds at December 31, 2016.

(m)	We own limited partnership units of CESH I at its private placement price of $1,000 per share; a NAV for CESH I has not yet been calculated.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
Fourth Quarter 2017

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – Fourth Quarter 2017

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Revenues
Owned Real Estate:
Lease revenues	$154,826	$161,511	$158,255	$155,781	$157,105
Operating property revenues	6,910	8,449	8,223	6,980	7,071
Reimbursable tenant costs	5,584	5,397	5,322	5,221	6,201
Lease termination income and other	515	1,227	2,247	760	1,093
	167,835	176,584	174,047	168,742	171,470
Investment Management:
Asset management revenue	16,854	17,938	17,966	17,367	16,375
Structuring revenue	6,217	9,817	14,330	3,834	16,338
Reimbursable costs from affiliates	6,055	6,211	13,479	25,700	20,061
Dealer manager fees	—	105	1,000	3,325	2,623
Other advisory revenue	—	99	706	91	1,913
	29,126	34,170	47,481	50,317	57,310
	196,961	210,754	221,528	219,059	228,780
Operating Expenses
Depreciation and amortization	64,015	64,040	62,849	62,430	62,675
General and administrative	17,702	17,236	17,529	18,424	24,230
Reimbursable tenant and affiliate costs	11,639	11,608	18,801	30,921	26,262
Property expenses, excluding reimbursable tenant costs	9,560	10,556	10,530	10,110	10,956
Stock-based compensation expense	4,268	4,635	3,104	6,910	3,051
Impairment charges	2,769	—	—	—	9,433
Subadvisor fees (a)	2,002	5,206	3,672	2,720	4,131
Other expenses (b)	(533)	65	1,000	73	18
Restructuring and other compensation (c)	289	1,356	7,718	—	—
Dealer manager fees and expenses	—	462	2,788	3,294	3,808
	111,711	115,164	127,991	134,882	144,564
Other Income and Expenses
Interest expense	(40,401)	(41,182)	(42,235)	(41,957)	(43,913)
Equity in earnings of equity method investments in the Managed Programs and real estate	16,930	16,318	15,728	15,774	16,476
Other income and (expenses)	1,356	(4,569)	(916)	516	(3,731)
	(22,115)	(29,433)	(27,423)	(25,667)	(31,168)
Income before income taxes and gain on sale of real estate	63,135	66,157	66,114	58,510	53,048
Benefit from (provision for) income taxes	192	(1,760)	(2,448)	1,305	(7,826)
Income before gain on sale of real estate	63,327	64,397	63,666	59,815	45,222
Gain on sale of real estate, net of tax	11,146	19,257	3,465	10	3,248
Net Income	74,473	83,654	67,131	59,825	48,470
Net loss (income) attributable to noncontrolling interests	736	(3,376)	(2,813)	(2,341)	(766)
Net Income Attributable to W. P. Carey	$75,209	$80,278	$64,318	$57,484	$47,704

Basic Earnings Per Share	$0.69	$0.74	$0.60	$0.53	$0.44
Diluted Earnings Per Share	$0.69	$0.74	$0.59	$0.53	$0.44
Weighted-Average Shares Outstanding
Basic	108,041,556	108,019,292	107,668,218	107,562,484	107,487,181
Diluted	108,208,918	108,143,694	107,783,204	107,764,279	107,715,965
________

(a)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global earn a percentage of gross fees recorded, which we account for as an expense and which are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. Pursuant to the terms of the subadvisory agreement we had with the subadvisor in connection with CCIF (prior to our resignation as the advisor to CCIF in the third quarter of 2017), we paid a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(b)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

(c)
Amounts for the three months ended December 31, 2017, September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Fourth Quarter 2017

Statements of Income, Owned Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Revenues
Lease revenues	$154,826	$161,511	$158,255	$155,781	$157,105
Operating property revenues	6,910	8,449	8,223	6,980	7,071
Reimbursable tenant costs	5,584	5,397	5,322	5,221	6,201
Lease termination income and other	515	1,227	2,247	760	1,093
	167,835	176,584	174,047	168,742	171,470
Operating Expenses
Depreciation and amortization	62,951	62,970	61,989	61,522	61,717
General and administrative	11,691	11,234	7,803	8,274	8,938
Property expenses, excluding reimbursable tenant costs	9,560	10,556	10,530	10,110	10,956
Reimbursable tenant costs	5,584	5,397	5,322	5,221	6,201
Impairment charges	2,769	—	—	—	9,433
Stock-based compensation expense	2,227	1,880	899	1,954	908
Other expenses (a)	(533)	65	1,000	73	18
	94,249	92,102	87,543	87,154	98,171
Other Income and Expenses
Interest expense	(40,401)	(41,182)	(42,235)	(41,957)	(43,913)
Equity in earnings of equity method investments in real estate (b)	3,535	3,740	3,721	2,072	3,343
Other income and (expenses)	594	(4,918)	(1,371)	40	(4,016)
	(36,272)	(42,360)	(39,885)	(39,845)	(44,586)
Income before income taxes and gain on sale of real estate	37,314	42,122	46,619	41,743	28,713
Benefit from (provision for) income taxes	4,953	(1,511)	(3,731)	(1,454)	(3,374)
Income before gain on sale of real estate	42,267	40,611	42,888	40,289	25,339
Gain on sale of real estate, net of tax	11,146	19,257	3,465	10	3,248
Net Income from Owned Real Estate	53,413	59,868	46,353	40,299	28,587
Net loss (income) attributable to noncontrolling interests	736	(3,376)	(2,813)	(2,341)	(766)
Net Income from Owned Real Estate Attributable to W. P. Carey (b)	$54,149	$56,492	$43,540	$37,958	$27,821

Basic Earnings Per Share (b)	$0.50	$0.52	$0.41	$0.35	$0.26
Diluted Earnings Per Share (b)	$0.50	$0.52	$0.40	$0.35	$0.26
Weighted-Average Shares Outstanding
Basic	108,041,556	108,019,292	107,668,218	107,562,484	107,487,181
Diluted	108,208,918	108,143,694	107,783,204	107,764,279	107,715,965
________

(a)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

(b)
In connection with our decision to exit non-traded retail fundraising activities, which we announced in June 2017, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed Programs is now recognized within our Investment Management segment. Earnings from our investment in CCIF continue to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Fourth Quarter 2017

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Revenues
Asset management revenue	$16,854	$17,938	$17,966	$17,367	$16,375
Structuring revenue	6,217	9,817	14,330	3,834	16,338
Reimbursable costs from affiliates	6,055	6,211	13,479	25,700	20,061
Dealer manager fees	—	105	1,000	3,325	2,623
Other advisory revenue	—	99	706	91	1,913
	29,126	34,170	47,481	50,317	57,310
Operating Expenses
Reimbursable costs from affiliates	6,055	6,211	13,479	25,700	20,061
General and administrative	6,011	6,002	9,726	10,150	15,292
Stock-based compensation expense	2,041	2,755	2,205	4,956	2,143
Subadvisor fees (a)	2,002	5,206	3,672	2,720	4,131
Depreciation and amortization	1,064	1,070	860	908	958
Restructuring and other compensation (b)	289	1,356	7,718	—	—
Dealer manager fees and expenses	—	462	2,788	3,294	3,808
	17,462	23,062	40,448	47,728	46,393
Other Income and Expenses
Equity in earnings of equity method investments in the Managed Programs (c)	13,395	12,578	12,007	13,702	13,133
Other income and (expenses)	762	349	455	476	285
	14,157	12,927	12,462	14,178	13,418
Income before income taxes	25,821	24,035	19,495	16,767	24,335
(Provision for) benefit from income taxes	(4,761)	(249)	1,283	2,759	(4,452)
Net Income from Investment Management Attributable to W. P. Carey (c)	$21,060	$23,786	$20,778	$19,526	$19,883

Basic Earnings Per Share (c)	$0.19	$0.22	$0.19	$0.18	$0.18
Diluted Earnings Per Share (c)	$0.19	$0.22	$0.19	$0.18	$0.18
Weighted-Average Shares Outstanding
Basic	108,041,556	108,019,292	107,668,218	107,562,484	107,487,181
Diluted	108,208,918	108,143,694	107,783,204	107,764,279	107,715,965
________

(a)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global earn a percentage of gross fees recorded, which we account for as an expense and which are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. Pursuant to the terms of the subadvisory agreement we had with the subadvisor in connection with CCIF (prior to our resignation as the advisor to CCIF in the third quarter of 2017), we paid a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(b)
Amounts for the three months ended December 31, 2017, September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

(c)
In connection with our previously announced decision to exit non-traded retail fundraising activities, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed Programs is now recognized within our Investment Management segment. Earnings from our investment in CCIF continue to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – Fourth Quarter 2017

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Net income attributable to W. P. Carey	$75,209	$80,278	$64,318	$57,484	$47,704
Adjustments:
Depreciation and amortization of real property	62,603	62,621	61,636	61,182	61,373
Gain on sale of real estate, net	(11,146)	(19,257)	(3,465)	(10)	(3,248)
Impairment charges	2,769	—	—	—	9,433
Proportionate share of adjustments for noncontrolling interests	(2,696)	(2,692)	(2,562)	(2,541)	(3,184)
Proportionate share of adjustments to equity in net income of partially owned entities	877	866	833	2,717	1,059
Total adjustments	52,407	41,538	56,442	61,348	65,433
FFO (as defined by NAREIT) Attributable to W. P. Carey (a)	127,616	121,816	120,760	118,832	113,137
Adjustments:
Above- and below-market rent intangible lease amortization, net (b)	17,922	12,459	12,323	12,491	12,653
Tax benefit – deferred	(10,497)	(1,234)	(1,382)	(5,551)	(2,433)
Stock-based compensation	4,268	4,635	3,104	6,910	3,051
Other amortization and non-cash items (c)	2,198	6,208	6,693	2,094	5,584
Amortization of deferred financing costs	2,043	2,184	2,542	1,400	926
Straight-line and other rent adjustments	(2,002)	(3,212)	(2,965)	(3,500)	(4,953)
Other expenses (d)	(533)	65	1,000	73	18
Realized (gains) losses on foreign currency	(472)	(449)	(378)	403	1,102
Restructuring and other compensation (e)	289	1,356	7,718	—	—
(Gain) loss on extinguishment of debt	(81)	1,566	(2,443)	912	224
Proportionate share of adjustments to equity in net income of partially owned entities	2,884	3,064	1,978	550	2,810
Proportionate share of adjustments for noncontrolling interests	(1,573)	(216)	(513)	(376)	(595)
Total adjustments	14,446	26,426	27,677	15,406	18,387
AFFO Attributable to W. P. Carey (a)	$142,062	$148,242	$148,437	$134,238	$131,524

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (a)	$127,616	$121,816	$120,760	$118,832	$113,137
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (a)	$1.18	$1.13	$1.12	$1.10	$1.05
AFFO attributable to W. P. Carey (a)	$142,062	$148,242	$148,437	$134,238	$131,524
AFFO attributable to W. P. Carey per diluted share (a)	$1.31	$1.37	$1.38	$1.25	$1.22
Diluted weighted-average shares outstanding	108,208,918	108,143,694	107,783,204	107,764,279	107,715,965
________

(a)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(b)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(c)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

(d)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

(e)
Amounts for the three months ended December 31, 2017, September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2017

FFO and AFFO, Owned Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Net income from Owned Real Estate attributable to W. P. Carey (a)	$54,149	$56,492	$43,540	$37,958	$27,821
Adjustments:
Depreciation and amortization of real property	62,603	62,621	61,636	61,182	61,373
Gain on sale of real estate, net	(11,146)	(19,257)	(3,465)	(10)	(3,248)
Impairment charges	2,769	—	—	—	9,433
Proportionate share of adjustments for noncontrolling interests	(2,696)	(2,692)	(2,562)	(2,541)	(3,184)
Proportionate share of adjustments to equity in net income of partially owned entities	877	866	833	2,717	1,059
Total adjustments	52,407	41,538	56,442	61,348	65,433
FFO (as defined by NAREIT) Attributable to W. P. Carey – Owned Real Estate (a) (b)	106,556	98,030	99,982	99,306	93,254
Adjustments:
Above- and below-market rent intangible lease amortization, net (c)	17,922	12,459	12,323	12,491	12,653
Tax (benefit) expense – deferred	(15,047)	(2,694)	33	(2,460)	2,273
Other amortization and non-cash items (d)	2,260	6,808	7,038	2,009	5,698
Stock-based compensation	2,227	1,880	899	1,954	908
Amortization of deferred financing costs	2,043	2,184	2,542	1,400	926
Straight-line and other rent adjustments	(2,002)	(3,212)	(2,965)	(3,500)	(4,953)
Other expenses (e)	(533)	65	1,000	73	18
Realized (gains) losses on foreign currency	(477)	(454)	(382)	395	1,136
(Gain) loss on extinguishment of debt	(81)	1,566	(2,443)	912	224
Proportionate share of adjustments to equity in net income of partially owned entities (a)	41	(79)	(92)	(434)	(189)
Proportionate share of adjustments for noncontrolling interests	(1,573)	(216)	(513)	(376)	(595)
Total adjustments	4,780	18,307	17,440	12,464	18,099
AFFO Attributable to W. P. Carey – Owned Real Estate (a) (b)	$111,336	$116,337	$117,422	$111,770	$111,353

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Owned Real Estate (a) (b)	$106,556	$98,030	$99,982	$99,306	$93,254
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Owned Real Estate (a) (b)	$0.99	$0.91	$0.93	$0.92	$0.87
AFFO attributable to W. P. Carey – Owned Real Estate (a) (b)	$111,336	$116,337	$117,422	$111,770	$111,353
AFFO attributable to W. P. Carey per diluted share – Owned Real Estate (a) (b)	$1.03	$1.07	$1.09	$1.04	$1.03
Diluted weighted-average shares outstanding	108,208,918	108,143,694	107,783,204	107,764,279	107,715,965
________

(a)
In connection with our decision to exit non-traded retail fundraising activities, which we announced in June 2017, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed Programs is now recognized within our Investment Management segment. Earnings from our investment in CCIF continue to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(c)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(d)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

(e)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2017

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Net income from Investment Management attributable to W. P. Carey (a)	$21,060	$23,786	$20,778	$19,526	$19,883
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (a) (b)	21,060	23,786	20,778	19,526	19,883
Adjustments:
Tax expense (benefit) – deferred	4,550	1,460	(1,415)	(3,091)	(4,706)
Stock-based compensation	2,041	2,755	2,205	4,956	2,143
Restructuring and other compensation (c)	289	1,356	7,718	—	—
Other amortization and non-cash items (d)	(62)	(600)	(345)	85	(114)
Realized losses (gains) on foreign currency	5	5	4	8	(34)
Proportionate share of adjustments to equity in net income of partially owned entities (a)	2,843	3,143	2,070	984	2,999
Total adjustments	9,666	8,119	10,237	2,942	288
AFFO Attributable to W. P. Carey – Investment Management (a) (b)	$30,726	$31,905	$31,015	$22,468	$20,171

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (a) (b)	$21,060	$23,786	$20,778	$19,526	$19,883
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (a) (b)	$0.19	$0.22	$0.19	$0.18	$0.18
AFFO attributable to W. P. Carey – Investment Management (a) (b)	$30,726	$31,905	$31,015	$22,468	$20,171
AFFO attributable to W. P. Carey per diluted share – Investment Management (a) (b)	$0.28	$0.30	$0.29	$0.21	$0.19
Diluted weighted-average shares outstanding	108,208,918	108,143,694	107,783,204	107,764,279	107,715,965
________

(a)
In connection with our decision to exit non-traded retail fundraising activities, which we announced in June 2017, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed Programs is now recognized within our Investment Management segment. Earnings from our investment in CCIF continue to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(c)
Amounts for the three months ended December 31, 2017, September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our previously announced exit from non-traded retail fundraising activities.

(d)	Represents primarily unrealized gains and losses from foreign exchange.

Investing for the long runTM | 11

W. P. Carey Inc.
Financial Results – Fourth Quarter 2017

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended December 31, 2017.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Owned Real Estate:
Lease revenues	$4,833	$(3,883)	$13,122	(c)
Operating property revenues:
Hotel revenues	—	—	—
Reimbursable tenant costs	24	(123)	(93)
Lease termination income and other	—	(12)	(14)

Investment Management:
Asset management revenue	—	—	—
Structuring revenue	—	—	—
Reimbursable costs from affiliates	—	—	—

Operating Expenses
Depreciation and amortization	363	(2,703)	(60,293)	(d)
General and administrative	—	(6)	—
Reimbursable tenant and affiliate costs	23	(125)	(90)
Property expenses, excluding reimbursable tenant costs:
Hotel expenses	—	—	—
Non-reimbursable property expenses	24	(51)	22	(e)
Stock-based compensation expense	—	—	(4,268)	(e)
Impairment charges	—	—	(2,769)	(e)
Subadvisor fees (f)	—	—	—
Other expenses	—	—	533
Restructuring and other compensation	—	—	(289)	(g)

Other Income and Expenses
Interest expense	(531)	295	1,876	(h)
Equity in earnings of equity method investments in the Managed Programs and real estate:
Income related to our general partnership interests in the Managed REITs (i)	—	(343)	—
Joint ventures	(3,766)	(1)	514	(j)
Income related to our ownership in the Managed Programs	—	—	2,843	(k)
Other income and (expenses)	(1)	91	1,873	(l)

Benefit from income taxes	(149)	1,827	(9,276)	(m)
Gain on sale of real estate, net of tax	—	—	(11,146)
Net loss attributable to noncontrolling interests	—	(736)	—
________

(a)	Represents the break-out by line item of amounts recorded in Equity in earnings of equity method investments in the Managed Programs and real estate.

(b)	Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.

(c)
For the three months ended December 31, 2017, represents the reversal of amortization of above- or below-market lease intangibles of $15.4 million (including $5.7 million related to accelerated amortization of an above-market rent intangible in connection with a lease restructuring) and the elimination of non-cash amounts related to straight-line rent and other of $2.3 million.

(d)	Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.

(e)	Adjustment to exclude a non-cash item.

(f)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global earn a percentage of gross fees recorded, which we account for as an expense and which are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2017

(g)	Adjustment to exclude restructuring expenses resulting from our exit from non-traded retail fundraising activities.

(h)	Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.

(i)	Amount includes 100% of CWI 2 general operating partnership distribution, including $0.4 million paid to subadvisors.

(j)	Adjustments to include our pro rata share of AFFO adjustments from equity investments.

(k)
Represents Adjusted MFFO from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs. Adjusted MFFO is defined as MFFO adjusted for deferred taxes and excluding the adjustment for realized gains and losses on hedges.

(l)	Represents eliminations of gains (losses) related to the extinguishment of debt, foreign currency, unrealized gains (losses) on derivatives and other items.

(m)	Represents primarily the elimination of deferred taxes.

Investing for the long runTM | 13

W. P. Carey Inc.
Financial Results – Fourth Quarter 2017

Capital Expenditures
In thousands. For the three months ended December 31, 2017.

Tenant Improvements and Leasing Costs
Tenant improvements	$644
Leasing costs	1,731
Tenant Improvements and Leasing Costs	2,375

Maintenance Capital Expenditures
Operating properties	964
Net-lease properties	613
Maintenance Capital Expenditures	1,577

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$3,952

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization
Fourth Quarter 2017

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2017

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	Dec. 31,
	2017	2016
Assets
Investments in real estate:
Land, buildings and improvements (a)	$5,457,265	$5,285,837
Net investments in direct financing leases	721,607	684,059
In-place lease and other intangible assets	1,213,976	1,172,238
Above-market rent intangible assets	640,480	632,383
Assets held for sale	—	26,247
Investments in real estate	8,033,328	7,800,764
Accumulated depreciation and amortization (b)	(1,329,613)	(1,018,864)
Net investments in real estate	6,703,715	6,781,900
Equity investments in the Managed Programs and real estate (c)	341,457	298,893
Cash and cash equivalents	162,312	155,482
Due from affiliates	105,308	299,610
Other assets, net	274,650	282,149
Goodwill	643,960	635,920
Total assets	$8,231,402	$8,453,954

Liabilities and Equity
Debt:
Unsecured senior notes, net	$2,474,661	$1,807,200
Unsecured term loans, net	388,354	249,978
Unsecured revolving credit facility	216,775	676,715
Non-recourse mortgages, net	1,185,477	1,706,921
Debt, net	4,265,267	4,440,814
Accounts payable, accrued expenses and other liabilities	263,053	266,917
Below-market rent and other intangible liabilities, net	113,957	122,203
Deferred income taxes	67,009	90,825
Distributions payable	109,766	107,090
Total liabilities	4,819,052	5,027,849
Redeemable noncontrolling interest	965	965

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 106,922,616 and 106,294,162 shares, respectively, issued and outstanding	107	106
Additional paid-in capital	4,433,573	4,399,961
Distributions in excess of accumulated earnings	(1,052,064)	(894,137)
Deferred compensation obligation	46,656	50,222
Accumulated other comprehensive loss	(236,011)	(254,485)
Total stockholders' equity	3,192,261	3,301,667
Noncontrolling interests	219,124	123,473
Total equity	3,411,385	3,425,140
Total liabilities and equity	$8,231,402	$8,453,954
________

(a)	Includes $83.0 million and $81.7 million of amounts attributable to operating properties as of December 31, 2017 and 2016, respectively.

(b)
Includes $630.0 million and $484.4 million of accumulated depreciation on buildings and improvements as of December 31, 2017 and 2016, respectively, and $699.7 million and $534.4 million of accumulated amortization on lease intangibles as of December 31, 2017 and 2016, respectively.

(c)
Our equity investments in the Managed Programs totaled $201.4 million and $160.8 million as of December 31, 2017 and 2016, respectively. Our equity investments in real estate joint ventures totaled $140.0 million and $138.1 million as of December 31, 2017 and 2016, respectively.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2017

Capitalization
In thousands, except share and per share amounts. As of December 31, 2017.

Description	Shares	Share Price	Market Value
Equity
Common equity	106,922,616	$68.90	$7,366,968
Preferred equity			—
Total Equity Market Capitalization			7,366,968

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			1,206,661
Unsecured revolving credit facility			216,775
Unsecured term loans			389,773
Unsecured senior notes:
Due January 20, 2023			599,650
Due April 1, 2024			500,000
Due July 19, 2024			599,650
Due February 1, 2025			450,000
Due October 1, 2026			350,000
Total Pro Rata Debt			4,312,509

Total Capitalization			$11,679,477
________

(a)	Excludes unamortized deferred financing costs totaling $16.2 million and unamortized discount, net totaling $13.2 million as of December 31, 2017.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2017

Debt Overview
Dollars in thousands. Pro rata. As of December 31, 2017.

	USD-Denominated		EUR-Denominated		GBP-Denominated		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted -Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted -Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (a) (b) (in USD)	% of Total	Weigh-ted -Avg. Interest Rate	Weigh-ted -Avg. Maturity (Years)
Non-Recourse Debt
Fixed	$774,308	5.7%	$122,412	4.4%	$10,739	5.6%	$907,459	21.1%	5.5%	4.5
Variable:
Floating	45,492	3.2%	119,146	0.9%	—	—%	164,638	3.8%	1.6%	0.8
Swapped	106,865	5.0%	9,033	6.2%	—	—%	115,898	2.7%	5.1%	2.7
Capped	—	—%	18,666	3.3%	—	—%	18,666	0.4%	3.3%	3.6
Total Pro Rata Non-Recourse Debt	926,665	5.5%	269,257	2.8%	10,739	5.6%	1,206,661	28.0%	4.9%	3.8

Recourse Debt
Fixed – Unsecured senior notes:
Due January 20, 2023	—	—%	599,650	2.0%	—	—%	599,650	13.9%	2.0%	5.1
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	11.6%	4.6%	6.3
Due July 19, 2024	—	—%	599,650	2.3%	—	—%	599,650	13.9%	2.3%	6.6
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	10.5%	4.0%	8.8
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	8.1%	4.3%	7.1
Total Unsecured Senior Notes	1,300,000	4.3%	1,199,300	2.1%	—	—%	2,499,300	58.0%	3.3%	6.6
Variable:
Unsecured revolving credit facility (due February 22, 2021) (c)	105,000	2.5%	111,775	1.0%	—	—%	216,775	5.0%	1.7%	3.1
Unsecured term loans (due February 22, 2022) (d)	—	—%	389,773	1.1%	—	—%	389,773	9.0%	1.1%	4.1
Total Recourse Debt	1,405,000	4.2%	1,700,848	1.8%	—		3,105,848	72.0%	2.9%	5.8

Total Pro Rata Debt Outstanding	$2,331,665		$1,970,105		$10,739		$4,312,509	100.0%	3.4%	5.4
________

(a)	Debt data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)	Excludes unamortized deferred financing costs totaling $16.2 million and unamortized discount, net totaling $13.2 million as of December 31, 2017.

(c)
Based on the applicable currency, we incurred interest at the London Interbank Offered Rate (LIBOR) or Euro Interbank Offered Rate (EURIBOR) plus 1.00% on our Unsecured revolving credit facility. Availability under our Unsecured revolving credit facility was $1.3 billion as of December 31, 2017.

(d)	We incurred interest at the EURIBOR plus 1.10% on our Unsecured term loans.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2017

Debt Maturity
Dollars in thousands. Pro rata. As of December 31, 2017.

	Real Estate		Debt
	Number of Properties (a)		Weighted- Average Interest Rate		Total Outstanding Balance (b) (c)	Percent of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
2018	29	$31,494	3.1%	$198,022	$199,933	4.6%
2019	11	17,374	6.1%	51,450	57,208	1.3%
2020	22	47,412	4.8%	222,837	252,259	5.9%
2021	14	25,672	5.5%	107,587	124,504	2.9%
2022	30	43,092	5.1%	202,421	238,335	5.5%
2023	25	36,362	5.2%	91,087	135,076	3.1%
2024	22	20,760	5.9%	3,444	56,248	1.3%
2025	13	14,619	4.8%	54,052	88,962	2.1%
2026	7	10,086	6.6%	18,992	43,355	1.0%
2027	1	2,423	5.8%	—	10,781	0.3%
Total Pro Rata Non-Recourse Debt	174	$249,294	4.9%	$949,892	1,206,661	28.0%

Recourse Debt
Fixed – Unsecured senior notes:
Due January 20, 2023			2.0%		599,650
Due April 1, 2024			4.6%		500,000
Due July 19, 2024			2.3%		599,650
Due February 1, 2025			4.0%		450,000
Due October 1, 2026			4.3%		350,000
Total Unsecured Senior Notes			3.3%		2,499,300	58.0%
Variable:
Unsecured revolving credit facility (due February 22, 2021) (d)			1.7%		216,775	5.0%
Unsecured term loans (due February 22, 2022) (e)			1.1%		389,773	9.0%
Total Recourse Debt			2.9%		3,105,848	72.0%

Total Pro Rata Debt Outstanding			3.4%		$4,312,509	100.0%
________

(a)	Represents the number of properties and ABR associated with the debt that is maturing in each respective year.

(b)
Debt maturity data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.

(c)	Excludes unamortized deferred financing costs totaling $16.2 million and unamortized discount, net totaling $13.2 million as of December 31, 2017.

(d)
Based on the applicable currency, we incurred interest at LIBOR or EURIBOR plus 1.00% on our Unsecured revolving credit facility. Availability under our Unsecured revolving credit facility was $1.3 billion as of December 31, 2017.

(e)	We incurred interest at EURIBOR plus 1.10% on our Unsecured term loans.

Investing for the long runTM | 19

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2017

Unsecured Senior Notes
As of December 31, 2017.

Ratings

	Issuer / Corporate		Unsecured Senior Notes
Ratings Agency	Rating	Outlook	Rating	Outlook
Moody's	Baa2	Stable	Baa2	Stable
Standard & Poor's	BBB	Stable	BBB	Stable

Unsecured Senior Note Covenants

The following is a summary of the key financial covenants for the Unsecured Senior Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Unsecured Senior Notes.

Covenant	Metric	Required	As of Dec. 31, 2017
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	45.3%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	12.5%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.0x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	192.1%

Investing for the long runTM | 20

W. P. Carey Inc.
Owned Real Estate
Fourth Quarter 2017

Investing for the long runTM | 21

W. P. Carey Inc.
Owned Real Estate – Fourth Quarter 2017

Investment Activity – Capital Investment Projects (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Estimated Completion	Estimated New Square Footage	Lease Term (Years)	Funded During Three Months Ended Dec. 31, 2017	Total Funded Through Dec. 31, 2017	Maximum Commitment
Tenant	Location								Remaining	Total
Nord Anglia Education, Inc. (b)	Houston, TX	Build-to-Suit	Education Facility	Q1 2018	53,000	25	$7,299	$16,394	$4,790	$21,530
Schlage Lock Company LLC (c)	Zawiercie, Poland	Build-to-Suit	Industrial	Q2 2018	154,550	20	3,591	4,062	6,824	10,886
Hellweg Die Profi-Baumärkte GmbH & Co. KG (c) (d)	Germany	Renovation	Retail	Q2 2018	N/A	19	969	969	7,634	8,603
Griffith Foods Group Inc.	Chicago, IL	Renovation	Industrial	Q2 2018	N/A	20	—	—	3,507	3,507
Ontex BVBA (c)	Radomsko, Poland	Build-to-Suit	Industrial	Q3 2018	280,897	15	1,781	1,781	13,872	15,653
Nord Anglia Education, Inc. (b)	Windermere, FL	Build-to-Suit	Education Facility	Q3 2018	38,000	25	2,072	3,476	11,920	15,442
Nord Anglia Education, Inc. (b)	Coconut Creek, FL	Build-to-Suit	Education Facility	Q3 2018	130,000	25	8,979	8,979	15,742	24,810
Astellas US Holding, Inc.	Westborough, MA	Redevelopment	Laboratory	Q3 2019	N/A	18	—	—	47,655	47,655
Total					656,447		$24,691	$35,661	$111,944	$148,086
________

(a)
This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital projects are included in the Investment Activity – Acquisitions and Completed Capital Projects section. Funding amounts exclude capitalized construction interest.

(b)	Interest earned on the funding for these properties is excluded from the remaining commitments.

(c)	Commitment amounts are based on the foreign exchange rate of the euro at period end.

(d)
This project relates to a jointly owned investment that we consolidate, and in which our affiliate, CPA:17 – Global, has a 36.52% equity interest. Funding and commitment amounts are presented on a pro rata basis. On a consolidated basis, (i) both the amount funded during the three months ended December 31, 2017 and total amount funded through December 31, 2017 was $1.5 million, (ii) the remaining commitment was $12.1 million and (iii) the total maximum commitment was $13.6 million.

Investing for the long runTM | 22

W. P. Carey Inc.
Owned Real Estate – Fourth Quarter 2017

Investment Activity – Acquisitions and Completed Capital Projects
Dollars in thousands. Pro rata. For the year ended December 31, 2017.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Acquisitions
1Q17 (N/A)

2Q17
Griffith Foods Group Inc. (a)	Chicago, IL	$6,000	Jun-17	Industrial	84,174
2Q17 Total		6,000			84,174

3Q17 (N/A)

4Q17
Veritas Technologies LLC	Roseville, MN	25,846	Nov-17	Office	136,125
4Q17 Total		25,846			136,125

Year-to-Date Total		31,846			220,299

Completed Capital Projects
1Q17
Carl Leipold GmbH	Windsor, CT	3,302	Mar-17	Industrial	22,704
1Q17 Total		3,302			22,704

2Q17
Nord Anglia Education, Inc.	Coconut Creek, FL	17,764	Apr-17	Education Facility	40,000
Inghams Enterprises Pty. Limited (b)	Monarto, Australia	15,082	May-17	Industrial	386,705
Gestamp Automocion, S.L.	McCalla, AL	21,476	May-17	Industrial	178,000
2Q17 Total		54,322			604,705

3Q17 (N/A)

4Q17
Banco Santander, S.A. (b)	Mönchengladbach, Germany	6,421	Dec-17	Parking Garage	N/A
		6,421

Year-to-Date Total		64,045			627,409

Year-to-Date Total Acquisitions and Completed Capital Projects		$95,891			847,708
________

(a)	We also committed to fund an additional $3.6 million of building improvements.

(b)	Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the long runTM | 23

W. P. Carey Inc.
Owned Real Estate – Fourth Quarter 2017

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the year ended December 31, 2017.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q17
Vacant (2 properties) (a) (b)	Espoo, Finland	$28,122	Jan-17	Office	466,483
DuraFiber Technologies (a)	Bad Hersfeld, Germany	24,083	Jan-17	Industrial, Office, Warehouse	858,958
Vacant (a)	Doncaster, United Kingdom	626	Feb-17	Land	N/A
1Q17 Total		52,831			1,325,441

2Q17
Vacant	Houston, TX	1,375	May-17	Warehouse	25,125
Vacant	Glendale Heights, IL	2,125	May-17	Office	35,455
Bouygues Telecom and Grand-Est International Campus (a)	Illkirch-Graffenstaden, France	5,150	May-17	Office	72,163
Pendragon PLC (2 properties) (a) (c)	Doncaster and Newport, United Kingdom	11,478	Jun-17	Retail	34,429
2Q17 Total		20,128			167,172

3Q17
Bestop, Inc. and Servtech, Inc. (d)	Louisville, CO	25,560	Jul-17	Industrial	403,871
IDS Group Ltd. (a)	Shah Alam, Malaysia	21,351	Aug-17	Industrial	374,751
Pendragon PLC (a) (c)	Cheltenham, United Kingdom	4,312	Aug-17	Retail	10,630
Vacant (a)	Leeds, United Kingdom	4,379	Aug-17	Industrial, Office	199,618
Moog, Inc.	Radford, VA	3,975	Sep-17	Industrial	68,631
3Q17 Total		59,577			1,057,501

4Q17
Vacant	Yakima, WA	400	Nov-17	Warehouse	11,165
Actuant Corporation (a)	Kahl, Germany	18,026	Dec-17	Industrial	305,692
Vacant	Citrus Heights, CA	4,000	Dec-17	Retail	89,760
IDS Group Ltd. (2 properties) (a)	Lam Luk Ka and Bang Pa-in, Thailand	36,641	Dec-17	Warehouse	772,822
4Q17 Total		59,067			1,179,439

Year-to-Date Total Dispositions		$191,603			3,729,553
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)
In January 2017, we transferred ownership of these properties and the related non-recourse mortgage loan to the mortgage lender. Amount represents the carrying value of the mortgage loan on date of transfer, less cash held in escrow that was retained by the mortgage lender.

(c)	Following the disposition of three properties leased to Pendragon PLC during the year ended December 31, 2017, we still own a portfolio of 70 properties leased to that tenant.

(d)	This multi-tenant property had approximately 197,000 vacant square feet as of the date of disposition.

Investing for the long runTM | 24

W. P. Carey Inc.
Owned Real Estate – Fourth Quarter 2017

Joint Ventures
Dollars in thousands. As of December 31, 2017.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Wanbishi Archives Co. Ltd. (e)	CPA:17 – Global	3.00%	$—	$2,710	$—	$81
Jumbo Logistiek Vastgoed B.V. (e)	CPA:17 – Global	15.00%	76,518	14,742	11,478	2,211
ALSO Actebis GmbH (e)	CPA:17 – Global	30.00%	—	3,988	—	1,196
Wagon Automotive GmbH (e)	CPA:17 – Global	33.33%	—	3,448	—	1,149
Frontier Spinning Mills, Inc.	CPA:17 – Global	40.00%	—	5,237	—	2,095
The New York Times Company	CPA:17 – Global	45.00%	101,093	27,247	45,492	12,261
Total Unconsolidated Joint Ventures			177,611	57,372	56,970	18,993

Consolidated Joint Ventures
Berry Global Inc. (f)	CPA:17 – Global	50.00%	23,396	7,426	11,698	3,713
Tesco Global Aruhazak Zrt. (e)	CPA:17 – Global	51.00%	36,599	6,932	18,665	3,535
Dick’s Sporting Goods, Inc. (f)	CPA:17 – Global	55.10%	18,936	3,559	10,434	1,961
Hellweg Die Profi-Baumärkte GmbH & Co. KG (e) (f)	CPA:17 – Global	63.48%	—	33,387	—	21,194
Eroski Sociedad Cooperativa (e)	CPA:17 – Global	70.00%	—	2,510	—	1,757
U-Haul Moving Partners, Inc. and Mercury Partners, LP	CPA:17 – Global	88.46%	—	36,008	—	31,853
McCoy-Rockford, Inc.	Third party	90.00%	3,433	857	3,089	771
Total Consolidated Joint Ventures			82,364	90,679	43,886	64,784
Total Unconsolidated and Consolidated Joint Ventures			$259,975	$148,051	$100,856	$83,777
________

(a)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)	Excludes unamortized deferred financing costs totaling $0.7 million and unamortized premium, net totaling $0.3 million as of December 31, 2017.

(c)	Excludes unamortized deferred financing costs totaling $0.2 million and unamortized premium, net totaling $0.1 million as of December 31, 2017.

(d)	Excludes a preferred equity position in a jointly owned investment, Beach House JV, LLC, which did not have debt outstanding or ABR as of December 31, 2017.

(e)	Amounts are based on the applicable exchange rate at the end of the period.

(f)	Excludes certain properties leased to the tenants that we consolidate and in which we have a 100% ownership interest.

Investing for the long runTM | 25

W. P. Carey Inc.
Owned Real Estate – Fourth Quarter 2017

Top Ten Tenants
Dollars in thousands. Pro rata. As of December 31, 2017.

Tenant / Lease Guarantor	Property Type	Tenant Industry	Location	Number of Properties	ABR	ABR Percent	Weighted-Average Lease Term (Years)
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Retail	Retail Stores	Germany	53	$36,375	5.3%	16.2
U-Haul Moving Partners Inc. and Mercury Partners, LP	Self Storage	Cargo Transportation, Consumer Services	United States	78	31,853	4.7%	6.3
State of Andalucia (a)	Office	Sovereign and Public Finance	Spain	70	29,163	4.3%	17.0
Pendragon PLC (a)	Retail	Retail Stores, Consumer Services	United Kingdom	70	22,266	3.3%	12.3
Marriott Corporation	Hotel	Hotel, Gaming and Leisure	United States	18	20,065	2.9%	5.9
Forterra Building Products (a) (b)	Industrial	Construction and Building	United States and Canada	49	17,496	2.6%	18.3
OBI Group (a)	Office, Retail	Retail Stores	Poland	18	16,565	2.4%	6.4
True Value Company	Warehouse	Retail Stores	United States	7	15,680	2.3%	5.0
UTI Holdings, Inc.	Education Facility	Consumer Services	United States	5	14,484	2.1%	4.2
ABC Group Inc. (c)	Industrial, Office, Warehouse	Automotive	Canada, Mexico and United States	14	14,110	2.1%	18.9
Total (d)				382	$218,057	32.0%	11.5
________

(a)	ABR amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Of the 49 properties leased to Forterra Building Products, 44 are located in the United States and five are located in Canada.

(c)
Of the 14 properties leased to ABC Group Inc., six are located in Canada, four are located in Mexico and four are located in the United States, subject to three master leases all denominated in U.S. dollars.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 26

W. P. Carey Inc.
Owned Real Estate – Fourth Quarter 2017

Diversification by Property Type
In thousands, except percentages. Pro rata. As of December 31, 2017.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Property Type	ABR	ABR Percent	Square Footage (b)	Sq. ft. Percent	ABR	ABR Percent	Square Footage (b)	Sq. ft. Percent
U.S.
Industrial	$139,580	20.5%	27,867	32.8%	$76,969	17.8%	16,650	29.6%
Office	105,566	15.5%	6,419	7.6%	44,597	10.3%	3,095	5.5%
Retail	28,051	4.1%	2,121	2.5%	15,974	3.7%	1,260	2.3%
Warehouse	74,641	11.0%	14,859	17.5%	38,206	8.9%	7,779	13.8%
Self Storage	31,853	4.7%	3,535	4.2%	31,853	7.4%	3,535	6.3%
Other (c)	68,638	10.1%	4,344	5.1%	31,498	7.3%	1,872	3.3%
U.S. Total	448,329	65.9%	59,145	69.7%	239,097	55.4%	34,191	60.8%

International
Industrial	62,774	9.2%	10,451	12.3%	61,328	14.2%	10,269	18.3%
Office	64,718	9.5%	4,715	5.5%	51,241	11.9%	4,119	7.3%
Retail	84,493	12.4%	7,569	8.9%	68,095	15.8%	5,762	10.3%
Warehouse	20,358	3.0%	3,019	3.6%	11,617	2.7%	1,867	3.3%
Self Storage	—	—%	—	—%	—	—%	—	—%
Other	—	—%	—	—%	—	—%	—	—%
International Total	232,343	34.1%	25,754	30.3%	192,281	44.6%	22,017	39.2%

Total
Industrial	202,354	29.7%	38,318	45.1%	138,297	32.0%	26,919	47.9%
Office	170,284	25.0%	11,134	13.1%	95,838	22.2%	7,214	12.8%
Retail	112,544	16.5%	9,690	11.4%	84,069	19.5%	7,022	12.6%
Warehouse	94,999	14.0%	17,878	21.1%	49,823	11.6%	9,646	17.1%
Self Storage	31,853	4.7%	3,535	4.2%	31,853	7.4%	3,535	6.3%
Other (c)	68,638	10.1%	4,344	5.1%	31,498	7.3%	1,872	3.3%
Total (d)	$680,672	100.0%	84,899	100.0%	$431,378	100.0%	56,208	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)	Includes ABR from tenants with the following property types: education facility, hotel, theater, fitness facility and net-lease student housing.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Owned Real Estate – Fourth Quarter 2017

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of December 31, 2017.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Industry Type	ABR	ABR Percent	Square Footage	Sq. ft. Percent	ABR	ABR Percent	Square Footage	Sq. ft. Percent
Retail Stores (b)	$120,061	17.6%	14,916	17.6%	$71,616	16.6%	7,559	13.4%
Consumer Services	71,640	10.5%	5,604	6.6%	54,733	12.7%	4,345	7.7%
Automotive	56,162	8.3%	9,044	10.7%	49,583	11.5%	7,910	14.1%
Sovereign and Public Finance	43,522	6.4%	3,411	4.0%	32,853	7.6%	3,000	5.3%
Construction and Building	37,093	5.4%	8,142	9.6%	25,384	5.9%	6,170	11.0%
Hotel, Gaming and Leisure	35,368	5.2%	2,254	2.7%	15,215	3.5%	1,040	1.8%
Beverage, Food and Tobacco	31,230	4.6%	6,876	8.1%	26,652	6.2%	6,218	11.1%
Cargo Transportation	29,063	4.3%	3,860	4.5%	22,606	5.2%	3,423	6.1%
Healthcare and Pharmaceuticals	28,329	4.2%	2,048	2.4%	14,413	3.3%	1,119	2.0%
High Tech Industries	28,264	4.2%	2,490	2.9%	18,603	4.3%	1,533	2.7%
Containers, Packaging and Glass	27,517	4.0%	5,325	6.3%	7,876	1.8%	1,556	2.8%
Media: Advertising, Printing and Publishing	24,153	3.5%	1,588	1.9%	5,787	1.4%	655	1.2%
Capital Equipment	22,720	3.3%	3,731	4.4%	16,721	3.9%	2,494	4.4%
Business Services	14,294	2.1%	1,739	2.0%	10,138	2.4%	1,482	2.6%
Grocery	11,515	1.7%	1,228	1.5%	4,979	1.2%	388	0.7%
Durable Consumer Goods	11,509	1.7%	2,485	2.9%	3,381	0.8%	1,139	2.0%
Wholesale	10,893	1.6%	1,799	2.1%	5,084	1.2%	880	1.6%
Aerospace and Defense	10,609	1.6%	1,115	1.3%	6,563	1.5%	788	1.4%
Banking	10,453	1.5%	702	0.8%	2,745	0.6%	105	0.2%
Chemicals, Plastics and Rubber	9,379	1.4%	1,108	1.3%	3,131	0.7%	437	0.8%
Metals and Mining	9,209	1.4%	1,341	1.6%	3,527	0.8%	772	1.4%
Non-Durable Consumer Goods	8,159	1.2%	1,883	2.2%	5,922	1.4%	1,355	2.4%
Oil and Gas	8,006	1.2%	333	0.4%	8,006	1.9%	333	0.6%
Telecommunications	7,068	1.0%	418	0.5%	3,215	0.7%	167	0.3%
Other (c)	14,456	2.1%	1,459	1.7%	12,645	2.9%	1,340	2.4%
Total (d)	$680,672	100.0%	84,899	100.0%	$431,378	100.0%	56,208	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes automotive dealerships.

(c)
Includes ABR from tenants in the following industries: insurance, electricity, media: broadcasting and subscription, forest products and paper and environmental industries. Also includes square footage for vacant properties.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Owned Real Estate – Fourth Quarter 2017

Diversification by Geography
In thousands, except percentages. Pro rata. As of December 31, 2017.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Region	ABR	ABR Percent	Square Footage (b)	Sq. ft. Percent	ABR	ABR Percent	Square Footage (b)	Sq. ft. Percent
U.S.
South
Texas	$56,704	8.3%	8,192	9.6%	$31,847	7.4%	5,240	9.3%
Florida	29,419	4.3%	2,657	3.1%	26,273	6.1%	2,401	4.3%
Georgia	21,535	3.2%	3,293	3.9%	16,372	3.8%	2,426	4.3%
Tennessee	15,520	2.3%	2,306	2.7%	5,615	1.3%	1,250	2.2%
Other (c)	11,310	1.7%	2,279	2.7%	10,661	2.4%	2,120	3.8%
Total South	134,488	19.8%	18,727	22.0%	90,768	21.0%	13,437	23.9%

East
North Carolina	19,856	2.9%	4,518	5.3%	13,056	3.0%	3,238	5.8%
Pennsylvania	18,880	2.8%	2,525	3.0%	10,270	2.4%	1,583	2.8%
New Jersey	18,768	2.8%	1,097	1.3%	8,330	1.9%	601	1.1%
New York	18,258	2.7%	1,178	1.4%	758	0.2%	66	0.1%
Massachusetts	15,481	2.3%	1,390	1.6%	11,239	2.6%	1,163	2.1%
Virginia	7,630	1.1%	1,025	1.2%	5,339	1.2%	428	0.8%
Connecticut	6,949	1.0%	1,135	1.3%	1,999	0.5%	251	0.4%
Other (c)	18,019	2.6%	3,782	4.5%	7,842	1.8%	2,093	3.7%
Total East	123,841	18.2%	16,650	19.6%	58,833	13.6%	9,423	16.8%

West
California	41,296	6.1%	3,213	3.8%	12,861	3.0%	1,252	2.2%
Arizona	26,860	3.9%	3,049	3.6%	8,417	2.0%	685	1.2%
Colorado	9,941	1.5%	864	1.0%	6,264	1.5%	509	0.9%
Other (c)	26,665	3.9%	3,230	3.8%	16,950	3.9%	1,948	3.5%
Total West	104,762	15.4%	10,356	12.2%	44,492	10.4%	4,394	7.8%

Midwest
Illinois	21,839	3.2%	3,295	3.9%	8,118	1.9%	1,727	3.1%
Michigan	12,244	1.8%	1,456	1.7%	12,244	2.8%	1,456	2.6%
Indiana	9,331	1.4%	1,418	1.7%	3,205	0.7%	433	0.8%
Minnesota	8,896	1.3%	947	1.1%	6,202	1.4%	551	1.0%
Ohio	8,621	1.3%	1,911	2.3%	4,639	1.1%	1,048	1.8%
Other (c)	24,307	3.5%	4,385	5.2%	10,596	2.5%	1,722	3.0%
Total Midwest	85,238	12.5%	13,412	15.9%	45,004	10.4%	6,937	12.3%
U.S. Total	448,329	65.9%	59,145	69.7%	239,097	55.4%	34,191	60.8%

International
Germany	58,860	8.6%	5,967	7.0%	55,348	12.8%	5,755	10.2%
United Kingdom	34,465	5.1%	2,324	2.7%	32,388	7.5%	2,111	3.8%
Spain	30,920	4.5%	2,927	3.4%	30,920	7.2%	2,927	5.2%
Poland	18,623	2.7%	2,189	2.6%	2,059	0.5%	362	0.7%
The Netherlands	15,654	2.3%	2,233	2.6%	12,369	2.9%	1,792	3.2%
France	14,772	2.2%	1,266	1.5%	6,552	1.5%	1,025	1.8%
Finland	13,237	1.9%	1,121	1.3%	11,946	2.8%	949	1.7%
Canada	12,807	1.9%	2,196	2.6%	12,807	3.0%	2,196	3.9%
Australia	12,786	1.9%	3,272	3.9%	12,786	2.9%	3,272	5.8%
Other (d)	20,219	3.0%	2,259	2.7%	15,106	3.5%	1,628	2.9%
International Total	232,343	34.1%	25,754	30.3%	192,281	44.6%	22,017	39.2%
Total (e)	$680,672	100.0%	84,899	100.0%	$431,378	100.0%	56,208	100.0%
________

Investing for the long runTM | 29

W. P. Carey Inc.
Owned Real Estate Portfolio – Fourth Quarter 2017

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)
Other properties within South include assets in Alabama, Louisiana, Arkansas, Mississippi and Oklahoma. Other properties within East include assets in Kentucky, South Carolina, Maryland, New Hampshire and West Virginia. Other properties within West include assets in Utah, Washington, Nevada, Oregon, New Mexico, Wyoming, Alaska and Montana. Other properties within Midwest include assets in Missouri, Kansas, Wisconsin, Nebraska, Iowa, South Dakota and North Dakota.

(d)	Includes assets in Norway, Hungary, Austria, Mexico, Sweden, Belgium and Japan.

(e)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 30

W. P. Carey Inc.
Owned Real Estate – Fourth Quarter 2017

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of December 31, 2017.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Rent Adjustment Measure	ABR	ABR Percent	Square Footage	Sq. ft. Percent	ABR	ABR Percent	Square Footage	Sq. ft. Percent
(Uncapped) CPI	$291,142	42.7%	34,673	40.8%	$196,261	45.5%	22,570	40.3%
Fixed	182,772	26.9%	25,297	29.8%	111,416	25.8%	16,718	29.7%
CPI-based	173,268	25.5%	22,364	26.3%	110,611	25.6%	15,745	28.0%
Other (b)	26,755	3.9%	1,837	2.2%	10,655	2.5%	801	1.4%
None	6,735	1.0%	588	0.7%	2,435	0.6%	234	0.4%
Vacant	—	—%	140	0.2%	—	—%	140	0.2%
Total (c)	$680,672	100.0%	84,899	100.0%	$431,378	100.0%	56,208	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Represents leases attributable to percentage rent.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Owned Real Estate – Fourth Quarter 2017

Same Store Analysis
Dollars in thousands. Pro rata.

Same store portfolio includes leases that were continuously in place during the period from December 31, 2016 to December 31, 2017. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of December 31, 2017.

	ABR			Percent
Property Type	As of Dec. 31, 2017	As of Dec. 31, 2016	Increase	Increase
Industrial	$187,941	$183,003	$4,938	2.7%
Office	159,720	158,206	1,514	1.0%
Retail	95,413	94,126	1,287	1.4%
Warehouse	93,776	91,509	2,267	2.5%
Self Storage	31,853	31,853	—	—%
Other (a)	59,253	58,671	582	1.0%
Total	$627,956	$617,368	$10,588	1.7%

Rent Adjustment Measure
(Uncapped) CPI	$267,044	$263,955	$3,089	1.2%
Fixed	166,703	162,759	3,944	2.4%
CPI-based	160,838	157,285	3,553	2.3%
Other (b)	26,755	26,753	2	—%
None	6,616	6,616	—	—%
Total	$627,956	$617,368	$10,588	1.7%

Geography
U.S.	$410,560	$403,343	$7,217	1.8%
Europe	191,546	188,774	2,772	1.5%
Other International (c)	25,850	25,251	599	2.4%
Total	$627,956	$617,368	$10,588	1.7%

Same Store Portfolio Summary
Number of properties	842
Square footage (in thousands)	78,996
________

(a)	Includes ABR from tenants with the following property types: education facility, hotel, theater, fitness facility and net-lease student housing.

(b)	Represents leases attributable to percentage rent.

(c)	Includes assets in Canada, Australia, Mexico and Japan.

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W. P. Carey Inc.
Owned Real Estate – Fourth Quarter 2017

Leasing Activity
For the three months ended December 31, 2017, except ABR. Pro rata.

Lease Renewals and Extensions						Expected Tenant Improvements ($’000s)	Leasing Commissions ($’000s)	Expected Capital Investments ($’000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($’000s)	New Lease ($'000s) (a)	Releasing Spread				Incremental Lease Term
Industrial	554,930	2	$3,091	$2,373	(23.2)%	$525	$722	$—	11.8 years
Office	—	—	—	—	—%	—	—	—	N/A
Retail (b)	2,123,591	1	21,248	20,793	(2.1)%	—	—	8,440	7 years
Warehouse	229,960	1	593	593	—%	—	—	—	3 years
Self Storage	—	—	—	—	—%	—	—	—	N/A
Other	—	—	—	—	—%	—	—	—	N/A
Total / Weighted Average (c)	2,908,481	4	$24,932	$23,759	(4.7)%	$525	$722	$8,440	7.6 years

Q4 Summary
Prior Lease ABR (% of Total Portfolio)			3.7%

New Leases				Expected Tenant Improvements ($’000s)	Leasing Commissions ($’000s)	Expected Capital Investments ($’000s)
ABR
Property Type	Square Feet	Number of Leases	New Lease ($'000s) (a)				New Lease Term
Industrial	—	—	$—	$—	$—	$—	N/A
Office (d)	259,980	2	8,490	—	5,162	47,655	18.5 years
Retail	—	—	—	—	—	—	N/A
Warehouse	—	—	—	—	—	—	N/A
Self Storage	—	—	—	—	—	—	N/A
Other	—	—	—	—	—	—	N/A
Total / Weighted Average (e)	259,980	2	$8,490	$—	$5,162	$47,655	18.5 years
________

(a)	New Lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.

(b)	Expected capital investment amount is based on the foreign exchange rate of the euro on the date that the lease extension was executed.

(c)	Weighted average refers to the incremental lease term.

(d)	Expected capital investments amount excludes $4.0 million related to a construction option that has not yet been exercised by a tenant.

(e)	Weighted average refers to the new lease term.

Investing for the long runTM | 33

W. P. Carey Inc.
Owned Real Estate – Fourth Quarter 2017

Lease Expirations – Total Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of December 31, 2017.

Year of Lease Expiration (a)	Number of Leases Expiring	ABR	ABR Percent	Square Footage	Sq. ft. Percent
2018 (b)	4	$9,394	1.4%	912	1.1%
2019	20	27,820	4.1%	2,419	2.8%
2020	24	33,439	4.9%	3,343	3.9%
2021	80	40,900	6.0%	6,301	7.4%
2022	41	70,270	10.3%	9,451	11.1%
2023	21	41,567	6.1%	5,811	6.8%
2024 (c)	43	96,171	14.1%	11,592	13.7%
2025	41	31,053	4.6%	3,439	4.1%
2026	19	19,020	2.8%	3,159	3.7%
2027	26	42,998	6.3%	6,052	7.1%
2028	11	22,312	3.3%	2,551	3.0%
2029	10	18,834	2.8%	2,562	3.0%
2030	10	30,007	4.4%	2,680	3.2%
2031	55	34,688	5.1%	2,879	3.4%
Thereafter (>2031)	45	162,199	23.8%	21,608	25.5%
Vacant	—	—	—%	140	0.2%
Total (d)	450	$680,672	100.0%	84,899	100.0%

________

(a)	Assumes tenants do not exercise any renewal options.

(b)	One month-to-month lease with ABR of $0.1 million is included in 2018 ABR.

(c)
Includes ABR of $12.3 million from a tenant (The New York Times Company) that exercised its option in January 2018 to repurchase the property it is leasing from a jointly owned investment with our affiliate, CPA:17 – Global, in which we have a 45% equity interest and which is consolidated by CPA:17 – Global. The repurchase is expected to be completed in December 2019, but there can be no assurance that such repurchase will be completed.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 34

W. P. Carey Inc.
Owned Real Estate – Fourth Quarter 2017

Lease Expirations – Unencumbered Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of December 31, 2017.

Year of Lease Expiration (a)	Number of Leases Expiring	ABR	ABR Percent	Square Footage	Sq. ft. Percent
2018 (b)	4	$9,394	2.2%	913	1.6%
2019	12	6,931	1.6%	1,020	1.8%
2020	14	15,503	3.6%	1,957	3.5%
2021	70	22,789	5.3%	4,180	7.5%
2022	28	26,615	6.2%	4,054	7.2%
2023	14	13,169	3.0%	2,470	4.4%
2024	16	48,876	11.3%	6,302	11.2%
2025	32	18,113	4.2%	1,533	2.7%
2026	8	11,870	2.8%	1,995	3.6%
2027	20	29,446	6.8%	3,794	6.7%
2028	8	12,623	2.9%	1,653	2.9%
2029	10	18,834	4.4%	2,562	4.6%
2030	8	23,734	5.5%	2,082	3.7%
2031	54	33,817	7.8%	2,832	5.1%
Thereafter (>2031)	35	139,664	32.4%	18,721	33.3%
Vacant	—	—	—%	140	0.2%
Total (c) (d)	333	$431,378	100.0%	56,208	100.0%

________

(a)	Assumes tenants do not exercise any renewal options.

(b)	One month-to-month lease with ABR of $0.1 million is included in 2018 ABR.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(d)	Represents properties unencumbered by non-recourse mortgage debt.

Investing for the long runTM | 35

W. P. Carey Inc.
Investment Management
Fourth Quarter 2017

Investing for the long runTM | 36

W. P. Carey Inc.
Investment Management – Fourth Quarter 2017

Selected Information – Managed Programs
Dollars and square footage in thousands. As of or for the three months ended December 31, 2017.

	Managed Programs
	CPA:17 – Global	CPA:18 – Global	CWI 1	CWI 2	CESH I
General
Year established	2007	2013	2010	2015	2016
AUM (a)	$5,702,445	$2,387,349	$2,995,049	$1,885,083	$155,126
Net-lease AUM	4,964,413	1,454,063	N/A	N/A	N/A
Fundraising status (b)	Closed	Closed	Closed	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Net lease / Diversified REIT	Lodging REIT	Lodging REIT	Student Housing
Number of net-leased properties	411	59	N/A	N/A	N/A
Number of operating properties	38	79	31	12	9
Number of tenants – net-leased properties (c)	116	98	N/A	N/A	N/A
Square footage (c)	47,039	16,873	6,568	3,656	N/A
Occupancy (d)	99.7%	99.7%	73.7%	74.1%	N/A
Acquisitions – fourth quarter	$52,571	$94,586	$—	$—	$—
Dispositions – fourth quarter	—	64,847	85,500	—	—

Balance Sheet (Book Value)
Total assets	$4,584,036	$2,332,801	$2,459,810	$1,641,848	$170,054
Total debt	1,951,390	1,275,448	1,489,550	831,329	13,381
Total debt / total assets	42.6%	54.7%	60.6%	50.6%	7.9%
________

(a)	Represents estimated value of real estate assets plus cash and cash equivalents, less distributions payable for the Managed REITs and fair value of investments plus cash for CESH I.

(b)
In connection with our exit from non-traded retail fundraising activities, which we announced in June 2017, we ceased active fundraising for CWI 2 and CESH I, as of June 30, 2017. After we facilitated the orderly processing of remaining sales, CWI 2 and CESH I closed their offerings on July 31, 2017.

(c)	For CPA:17 – Global and CPA:18 – Global, excludes operating properties. For CESH I, the investments are build-to-suit projects, and gross square footage cannot be determined at this time.

(d)
Represents occupancy for net-leased properties for CPA:17 – Global and single-tenant net-leased properties for CPA:18 – Global. Represents occupancy for hotels owned by CWI 1 and CWI 2 for the three months ended December 31, 2017. Occupancy for CPA:17 – Global's 37 self-storage properties was 91.9% as of December 31, 2017. Occupancy for CPA:18 – Global's 69 self-storage properties and 10 multi-family properties was 89.2% and 90.9%, respectively, as of December 31, 2017. CPA:18 – Global’s multi-tenant net-leased properties had an occupancy rate of 92.4% and square footage of 0.5 million as of December 31, 2017.

Investing for the long runTM | 37

W. P. Carey Inc.
Investment Management – Fourth Quarter 2017

Managed Programs Fee Summary
Dollars in thousands. For the three months ended December 31, 2017, unless otherwise noted.

	Managed Programs
	CPA:17 – Global	CPA:18 – Global	CWI 1	CWI 2	CESH I (a)	Total
Year established	2007	2013	2010	2015	2016
Fundraising status	Closed	Closed	Closed	Closed	Closed

1. Structuring Fees
Structuring fee, gross (% of total aggregate cost)	4.50% (b)	4.50% (b)	2.50%	2.50%	2.00%
Net of subadvisor fees (c)	4.50%	4.50%	2.00%	1.875%	2.00%
Gross acquisition volume – fourth quarter	$52,571	$94,586	$—	$—	$—	$147,157
Structuring revenue – fourth quarter (d)	$2,255	$3,682	$280	$—	$—	$6,217

2. Asset Management Fees
Asset management fee, gross (% of average AUM, per annum)	0.50% (e)	0.50% (e)	0.50% (e)	0.55% (e)	1.00% (f)
Net of subadvisor fees (c)	0.50%	0.50%	0.40%	0.41%	1.00%
AUM – current quarter	$5,702,445	$2,387,349	$2,995,049	$1,885,083	$155,126	$13,125,052
AUM – prior quarter	$5,765,101	$2,376,029	$3,065,423	$1,883,716	$154,554	$13,244,823
Average AUM	$5,733,773	$2,381,689	$3,030,236	$1,884,400	$154,840	$13,184,938
Asset management revenue - fourth quarter (g)	$7,337	$2,916	$3,722	$2,513	$356	$16,854

3. Operating Partnership Interests (h)
Operating partnership interests, gross (% of Available Cash)	10.00%	10.00%	10.00%	10.00%	N/A
Net of subadvisor fees (c)	10.00%	10.00%	8.00%	7.50%	N/A
Equity in earnings of equity method investments in the Managed Programs and real estate (profits interest) – fourth quarter (i)	$7,435	$2,593	$1,373	$1,163	N/A	$12,564
________

(a)
In addition to the fees shown, we may also receive distributions from CESH I upon liquidation of the fund in an amount potentially equal to 20% of available cash after the limited partners have received certain cumulative distributions.

(b)
Comprised of an initial acquisition fee (generally 2.50% of the total aggregate cost of net-leased properties) paid when the transaction is completed and a subordinated acquisition fee (generally 2.00% of the total aggregate cost of net-leased properties) paid in annual installments over three years, provided certain performance criterion are met. The acquisition fee for other properties is generally 1.75% of the total aggregate cost.

(c)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 100% of asset management fees paid to us by CPA:18 – Global.

(d)	Amounts for CWI 1 and CWI 2 are gross of fees paid to their respective subadvisors. Amount for CWI 1 is related to a mortgage loan refinancing.

(e)
Based on average market value of assets. Under the terms of the respective advisory agreements of the Managed REITs, we may elect to receive cash or shares of CWI 1 and CWI 2’s stock for asset management fees due, while the CPA REITs have an option to pay asset management fees in cash or shares upon our recommendation. Asset management fees are recorded in Asset management revenue in our consolidated financial statements.

(f)	Based on gross assets at fair value.

(g)
Total asset management revenue includes less than $0.1 million representing revenue received from CCIF. CCIF was included in the Managed Programs prior to our resignation as its advisor during the third quarter of 2017. Asset management revenues for CWI 1 and CWI 2 are gross of fees paid to their respective subadvisors.

(h)
Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Amounts are recorded in Equity in earnings of equity method investments in the Managed Programs and real estate in our consolidated financial statements.

(i)	Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

Investing for the long runTM | 38

W. P. Carey Inc.
Investment Management – Fourth Quarter 2017

Investment Activity – Managed Programs
Dollars in thousands. Pro rata. For the year ended December 31, 2017.

Acquisitions – Net-Leased Properties			Gross Investment Amount			Gross Square Footage
Portfolio(s)	Tenant / Lease Guarantor	Property Location(s)		Closing Date	Property Type(s)
1Q17
CPA:17 – Global	Angus Chemical	Buffalo Grove, IL	$11,463	Feb-17	Office	62,201
CPA:18 – Global (90%)	Board of Regents, State of Iowa	Iowa City, IA	7,342	Mar-17	Warehouse	140,917
1Q17 Total			18,805			203,118

2Q17
CPA:17 – Global (70%)	Kesko Senukai (19 properties) (a)	Various, Lithuania (12 properties); Latvia (4 properties); and Estonia (3 properties)	141,480	May-17	Retail, Warehouse	1,585,879
2Q17 Total			141,480			1,585,879

3Q17
CPA:17 – Global	Syncreon Logistics Polska (a) (b)	Zary, Poland	5,866	Jul-17	Warehouse, Office	BTS
3Q17 Total			5,866			BTS

4Q17
CPA:17 – Global	Harbor Freight Tools USA, Inc. (b)	Dillon, SC	47,120	Oct-17	Warehouse	BTS
CPA:17 – Global	Greenyard Foods NV (a) (b)	Zabia Wola, Poland	5,451	Dec-17	Warehouse	BTS
4Q17 Total			52,571			BTS

Year-to-Date Total Acquisitions – Net-Leased Properties			218,722			1,788,997

Acquisitions – Self-Storage		Gross Investment Amount
Portfolio(s)	Property Location(s)		Closing Date
1Q17
CPA:18 – Global (a) (b)	Toronto, Canada	17,634	Jan-17
1Q17 Total		17,634

2Q17 (N/A)

3Q17 (N/A)

4Q17 (N/A)

Year-to-Date Total Acquisitions – Self-Storage Properties		17,634

Investing for the long runTM | 39

W. P. Carey Inc.
Investment Management – Fourth Quarter 2017

Investment Activity – Managed Programs (continued)
Dollars in thousands. Pro rata. For the year ended December 31, 2017.

Acquisitions – Student Housing		Gross Investment Amount
Portfolio(s)	Property Location(s)		Closing Date
1Q17
CPA:18 – Global (97%) (a) (b)	Portsmouth, United Kingdom	1,273	Jan-17
CPA:18 – Global (94.5%) (a) (b)	Cardiff, United Kingdom	29,932	Jan-17
CESH I (a) (b)	Madrid, Spain	16,045	Feb-17
CESH I (a) (b)	Lisbon, Portugal	27,276	Mar-17
1Q17 Total		74,526

2Q17
CESH I (a) (b)	Norwich, United Kingdom	79,141	Apr-17
CESH I (a) (b)	Madrid, Spain	70,261	May-17
CESH I (a) (b)	Porto, Portugal	39,403	May-17
2Q17 Total		188,805

3Q17
CPA:18 – Global (94.5%) (a) (b)	Cardiff, United Kingdom	2,382	Sep-17
CESH I (a) (b)	Granada, Spain	27,022	Sep-17
CESH I (a) (b)	Madrid, Spain	28,541	Sep-17
CPA:18 – Global (a) (b)	Reading, United Kingdom	7,623	Sep-17
3Q17 Total		65,568

4Q17
CPA:18 – Global (a) (b)	Malaga, Spain	43,990	Oct-17
CPA:18 – Global (97%) (a) (b)	Swansea, United Kingdom	50,596	Nov-17
		94,586

Year-to-Date Total Acquisitions – Student Housing		423,485

Acquisitions – Hotels		Gross Investment Amount
Portfolio(s)	Property Location(s)		Closing Date
1Q17 (N/A)

2Q17
CWI 2 (c)	Charlotte, NC	175,705	Jun-17
2Q17 Total		175,705

3Q17
CWI 2 (60%); CWI 1 (40%)	Santa Barbara, CA	412,991	Sep-17
3Q17 Total		412,991

4Q17 (N/A)

Year-to-Date Total Acquisitions – Hotels		588,696

Year-to-Date Total Acquisitions		$1,248,537

Investing for the long runTM | 40

W. P. Carey Inc.
Investment Management – Fourth Quarter 2017

Investment Activity – Managed Programs (continued)
Dollars in thousands. Pro rata. For the year ended December 31, 2017.

Dispositions
Portfolio(s)	Property Location(s)	Gross Sale Price	Closing Date
1Q17
CPA:17 – Global (land sale) (a)	Luton, United Kingdom	$314	Jan-17
CWI 1 (3 properties)	Birmingham, AL; Baton Rouge, LA; and Frisco, TX	33,000	Feb-17
CPA:17 – Global	Houston, TX	15,500	Mar-17
CPA:17 – Global	Orlando, FL	117,500	Mar-17
1Q17 Total		166,314

2Q17
CWI 1	Braintree, MA	19,000	May-17
CPA:17 – Global (2 properties)	Lima and Miamisburg, OH	5,029	Jun-17
CPA:17 – Global (a)	Pordenone, Italy	8,277	Jun-17
2Q17 Total		32,306

3Q17 (N/A)

4Q17
CPA:18 – Global (a)	Reading, United Kingdom	64,847	Oct-17
CWI 1 (57%) (d)	Atlanta, GA	85,500	Oct-17
4Q17 Total		150,347

Year-to-Date Total Dispositions		$348,967
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)
Acquisition includes a build-to-suit transaction. Purchase price represents total commitment for build-to-suit funding or an increase in funding commitment. Gross square footage cannot be determined at this time.

(c)	Purchase price includes acquisition-related costs and fees, which were expensed.

(d)	CWI 1 had a 57% equity interest in the jointly owned investment that sold this hotel for a total gross sale price of $85.5 million.

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W. P. Carey Inc.
Investment Management – Fourth Quarter 2017

Summary of Future Liquidity Strategies for Managed Programs
As of December 31, 2017.

Liquidity events for the Managed REITs must be approved by each Managed REIT’s board of the directors. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of each Managed REIT’s shares on a national securities exchange, a merger or another transaction approved by the respective board of directors. Market conditions and other factors could cause the delay of a liquidity transaction or the commencement of liquidation. Even if a Managed REIT’s board of directors decides to liquidate, the Managed REIT is under no obligation to conclude a liquidation within a set time because the precise timing of the sale of assets will depend on the then-prevailing real estate and financial markets, the economic conditions of the areas in which properties are located and the federal income tax consequences to the Managed REIT’s stockholders.

Liquidation Period
	CPA:17 – Global	CPA:18 – Global	CWI 1	CWI 2	CESH I
Disclosure
“During the quarter ended September 30, 2017, our board of directors formed a special committee of independent directors to begin the process of evaluating possible liquidity alternatives for our shareholders. There can be no assurance as to the form or timing of any liquidity alternative or that any alternative will be pursued at all. We do not intend to discuss the evaluation process unless and until a particular alternative is selected.”

Source: Form 10-Q dated November 8, 2017. Page 37.

“We currently intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our assets, or another similar transaction) beginning in April 2022, which is seven years following the closing of our initial public offering.”

Source: Form 10-Q dated November 13, 2017. Page 53.

“We intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our assets or another similar transaction) not later than six years following the conclusion of our initial public offering, which occurred on September 15, 2013. Thus, we intend to have a limited life.”

Source: Form 10-Q dated November 13, 2017. Page 40.

“We intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our assets or another similar transaction) not later than six years following the conclusion of our initial public offering, which occurred in July 2017. Thus, we intend to have a limited life.”

Source: Form 10-Q dated November 13, 2017. Page 39.
CESH I does not have a fixed term, however, W. P. Carey expects to start seeking disposition of its properties five years after CESH I raised its minimum offering amount, which occurred in July 2016.

Investing for the long runTM | 42

W. P. Carey Inc.
Investment Management – Fourth Quarter 2017

Summary of Back-End Fees for / Interests in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such liquidity events are at the discretion of each Managed REIT’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to each Managed REIT’s filings with the Securities and Exchange Commission for complete descriptions of each REIT’s liquidity strategy.

Back-End Fees and Interests
	CPA:17 – Global	CPA:18 – Global	CWI 1	CWI 2	CESH I
Disposition Fees
Net leased properties — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property.

Investments in B Notes, C Notes, mortgage-backed securities and real estate-related loans — 1% of the average equity value.

Investments other than those described below — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property.

Readily marketable real estate securities — none.
			Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	N/A
Interest in Disposition Proceeds
Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.

Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed. (a)

Purchase of Special GP Interest
Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to April 2021, using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.

Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.
			Fair market value as determined by Appraisal.	Fair market value as determined by Appraisal.	N/A
Distribution Related to Ownership of Shares	4.2% ownership as of 12/31/2017	2.5% ownership as of 12/31/2017	2.1% ownership as of 12/31/2017	1.8% ownership as of 12/31/2017	2.4% ownership as of 12/31/2017
________

(a)
Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

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W. P. Carey Inc.
Appendix
Fourth Quarter 2017

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W. P. Carey Inc.
Appendix – Fourth Quarter 2017

Normalized Pro Rata Cash Net Operating Income (NOI)
In thousands. From real estate.

Three Months Ended Dec. 31, 2017
Consolidated Lease Revenues
Total lease revenues – as reported	$154,826
Less: Consolidated Non-Reimbursable Property Expenses
Non-reimbursable property expenses – as reported	3,993
150,833

Plus: NOI from Operating Properties
Hotel revenues	6,910
Hotel expenses	(5,567)
1,343

152,176

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity investments	4,810
Less: Pro rata share of NOI attributable to noncontrolling interests	(3,832)
978

153,154

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	15,150
Less: Straight-line rent amortization	(2,028)
Add: Other non-cash items	146
13,268

Pro Rata Cash NOI (a)	166,422

Adjustment to normalize for intra-period acquisitions, completed capital projects and dispositions (b)	(491)

Normalized Pro Rata Cash NOI (a)	$165,931

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W. P. Carey Inc.
Appendix – Fourth Quarter 2017

The following table presents a reconciliation from Net income from Owned Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Dec. 31, 2017
Net Income from Owned Real Estate Attributable to W. P. Carey
Net income from Owned Real Estate attributable to W. P. Carey – as reported	$54,149
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	94,249
Less: Property expenses, excluding reimbursable tenant costs – as reported	(9,560)
84,689

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other	(515)
Less: Reimbursable property expenses – as reported	(5,584)
Add: Other income and (expenses)	36,272
Less: Benefit from income taxes	(4,953)
Less: Gain on sale of real estate	(11,146)
14,074

Other Adjustments:
Add: Above- and below-market rent intangible lease amortization	17,922
Less: Adjustments for pro rata ownership	(2,549)
Less: Straight-line rent amortization	(2,002)
Adjustment to normalize for intra-period acquisitions, completed capital projects and dispositions (b)	(491)
Add: Property expenses, excluding reimbursable tenant costs, non-cash	139
13,019

Normalized Pro Rata Cash NOI (a)	$165,931
________

(a)
Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.

(b)
For properties acquired and capital projects completed during the three months ended December 31, 2017, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended December 31, 2017, the adjustment eliminates our pro rata share of cash NOI for the period.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2017

Reconciliation of Net Income to Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Net income attributable to W. P. Carey	$75,209	$80,278	$64,318	$57,484	$47,704

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	64,015	64,040	62,849	62,430	62,675
Interest expense	40,401	41,182	42,235	41,957	43,913
(Benefit from) provision for income taxes	(192)	1,760	2,448	(1,305)	7,826
EBITDA (a)	179,433	187,260	171,850	160,566	162,118

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Above- and below-market rent intangible and straight-line rent adjustments (b) (c)	15,920	9,247	9,186	8,828	8,154
Stock-based compensation expense	4,268	4,635	3,104	6,910	3,051
Impairment charges	2,769	—	—	—	9,433
Unrealized losses and other (d)	2,495	7,382	7,226	2,639	4,719
	25,452	21,264	19,516	18,377	25,357
Adjustments for Non-Core Items: (e)
Gain on sale of real estate, net	(11,146)	(19,257)	(3,465)	(10)	(3,248)
Other expenses (f)	(533)	65	1,000	73	18
Restructuring and other compensation (g)	289	1,356	7,718	—	—
(Gain) loss on extinguishment of debt	(81)	1,566	(2,443)	912	224
Other	(595)	(1,553)	(536)	253	736
	(12,066)	(17,823)	2,274	1,228	(2,270)
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures: (h)
Add: Pro rata share of adjustments for equity investments	1,450	1,307	1,242	2,376	1,387
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(7,537)	(3,490)	(3,620)	(3,941)	(5,736)
	(6,087)	(2,183)	(2,378)	(1,565)	(4,349)
Equity Investments in the Managed Programs: (i)
Add: Distributions received from equity investments in the Managed Programs	3,273	3,417	2,981	2,809	2,496
Less: Income from equity investments in the Managed Programs	(101)	(531)	(1,279)	(1,674)	(30)
	3,172	2,886	1,702	1,135	2,466

Adjusted EBITDA (a)	$189,904	$191,404	$192,964	$179,741	$183,322
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(c)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(d)	Comprised of gains and losses on interest rate derivatives, gains and losses on foreign currency and straight-line rent adjustments for office rent expenses.

(e)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(f)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

(g)
Amounts for the three months ended December 31, 2017, September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

(h)	Adjustments to include our pro rata share of depreciation and amortization, interest expense, provision for income taxes, non-cash items and non-core items from joint ventures.

(i)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2017

Reconciliation of Net Income to Adjusted EBITDA, Owned Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Net income from Owned Real Estate attributable to W. P. Carey (a)	$54,149	$56,492	$43,540	$37,958	$27,821

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	62,951	62,970	61,989	61,522	61,717
Interest expense	40,401	41,182	42,235	41,957	43,913
(Benefit from) provision for income taxes	(4,953)	1,511	3,731	1,454	3,374
EBITDA - Owned Real Estate (a) (b)	152,548	162,155	151,495	142,891	136,825

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Above- and below-market rent intangible and straight-line rent adjustments (c) (d)	15,920	9,247	9,186	8,828	8,154
Unrealized losses and other (e)	2,715	8,014	7,685	2,566	4,581
Impairment charges	2,769	—	—	—	9,433
Stock-based compensation expense	2,227	1,880	899	1,954	908
	23,631	19,141	17,770	13,348	23,076
Adjustments for Non-Core Items: (f)
Gain on sale of real estate, net	(11,146)	(19,257)	(3,465)	(10)	(3,248)
Other expenses (g)	(533)	65	1,000	73	18
(Gain) loss on extinguishment of debt	(81)	1,566	(2,443)	912	224
Other	(588)	(1,535)	(653)	685	770
	(12,348)	(19,161)	(5,561)	1,660	(2,236)
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures: (h)
Add: Pro rata share of adjustments for equity investments	1,450	1,307	1,242	2,376	1,387
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(7,537)	(3,490)	(3,620)	(3,941)	(5,736)
	(6,087)	(2,183)	(2,378)	(1,565)	(4,349)

Adjusted EBITDA - Owned Real Estate (a) (b)	$157,744	$159,952	$161,326	$156,334	$153,316
________

(a)
In connection with our decision to exit non-traded retail fundraising activities, which we announced in June 2017, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed Programs is now recognized within our Investment Management segment. Earnings from our investment in CCIF continue to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

(b)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(c)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(d)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(e)	Comprised of gains and losses on interest rate derivatives and gains and losses on foreign currency.

(f)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(g)	Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

(h)	Adjustments to include our pro rata share of depreciation and amortization, interest expense, provision for income taxes, non-cash items and non-core items from joint ventures.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2017

Reconciliation of Net Income to Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Net income from Investment Management attributable to W. P. Carey (a)	$21,060	$23,786	$20,778	$19,526	$19,883

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	1,064	1,070	860	908	958
Provision for (benefit from) income taxes	4,761	249	(1,283)	(2,759)	4,452
EBITDA - Investment Management (a) (b)	26,885	25,105	20,355	17,675	25,293

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Stock-based compensation expense	2,041	2,755	2,205	4,956	2,143
Unrealized (gains) losses and other (c)	(220)	(632)	(459)	73	138
	1,821	2,123	1,746	5,029	2,281
Adjustments for Non-Core Items: (d)
Restructuring and other compensation (e)	289	1,356	7,718	—	—
Other	(7)	(18)	117	(432)	(34)
	282	1,338	7,835	(432)	(34)

Adjustments for Pro Rata Ownership
Equity Investments in the Managed Programs: (f) (a)
Add: Distributions received from equity investments in the Managed Programs	3,273	3,417	2,981	2,809	2,496
Less: Income from equity investments in the Managed Programs	(101)	(531)	(1,279)	(1,674)	(30)
	3,172	2,886	1,702	1,135	2,466

Adjusted EBITDA - Investment Management (a) (b)	$32,160	$31,452	$31,638	$23,407	$30,006
________

(a)
In connection with our decision to exit non-traded retail fundraising activities, which we announced in June 2017, during the second quarter of 2017 we revised how we view and present our two business segments. As such, equity in earnings of equity method investments in the Managed Programs is now recognized within our Investment Management segment. Earnings from our investment in CCIF continue to be included in our Investment Management segment. Prior periods have been revised to reflect this change.

(b)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(c)	Comprised of gains and losses on foreign currency and straight-line rent adjustments for office rent expenses.

(d)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(e)
Amounts for the three months ended December 31, 2017, September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our previously announced exit from non-traded retail fundraising activities.

(f)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2017

Terms and Definitions

Non-GAAP Financial Disclosures
AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock-based compensation, gains or losses from deconsolidation of subsidiaries and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as certain lease termination income, gains or losses from extinguishment of debt, restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements and other expenses (which includes expenses related to the formal strategic review that we completed in May 2016 and accruals for estimated one-time legal settlement expenses). We also exclude realized and unrealized gains/losses on foreign exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
Pro Rata Cash NOI
Cash net operating income, or cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis, referred to as pro rata cash NOI, to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI, may not be directly comparable to the way other REITs present cash NOI.
Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital projects completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2017

Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses in real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of December 31, 2017. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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